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                                                            Page 34 of 42 Pages

                                                                      Exhibit 6


                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                      AXA EQUITABLE LIFE INSURANCE COMPANY

         The names of the Directors and the names and titles of the Executive Officers of AXA Equitable Life Insurance Company ("AXA Equitable"), which is the sole member of Equitable Holdings, LLC, and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of AXA Equitable at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Equitable and each individual is a United States citizen.

Name, Business Address        Present Principal Occupation
----------------------        ----------------------------

   Jennifer Blevins 	Executive Vice President

   Kevin R. Byrne	Executive Vice President, Chief Investment
		Officer and Treasurer; Executive Vice President,
		Chief Investment Officer and Treasurer, AXA
		Financial, Inc.


*  Henri de Castries (1)      Chairman of the Management Board and Chief
   AXA                        Executive Officer, AXA; Chairman of
   25, avenue Matignon        the Board, AXA Financial, Inc.
   75008 Paris, France


*  Christopher M. Condron     Chairman of the Board, President and Chief
		Executive Officer; Member of Management Board and Member of the Executive Committee, AXA;
		President and Chief Executive Officer,
		AXA Financial, Inc.

*  Denis Duverne (1)          Member of the Management Board and Chief
   AXA                        Financial Officer, AXA
   25, avenue Matignon
   75008 Paris, France

   Richard S. Dziadzio 	Executive Vice President and Chief Financial
		Officer; Executive Vice President and Chief
		Financial Officer, AXA Financial, Inc.

   Mary Beth Farrell	Executive Vice President

*  Charlynn Goins	Vice Chairperson of the Board (Distribution
   30 Beekman Place	Committee), The New York Community Trust
   New York, NY 10022	(community foundation)

   Barbara Goodstein	Executive Vice President

*  Anthony J. Hamilton (2)    Chairman, AXA UK plc (life and plc insurance);
   5 Old Broad St.	Member of the Supervisory Board, Chairman of the
   London, England EC2N 1AD   Audit Committee and a Member of the Compensation
		Committee, AXA

                                      34

                                                           Page 35 of 42 Pages


*  Nina Henderson             Henderson Advisory Consulting (consulting firm)
   425 East 86th St., Apt. 12C
   New York, NY  10028

*  James F. Higgins           Senior Advisor, Morgan Stanley (financial
   Morgan Stanley             services)
   Harborside Financial Center
   Plaza Two, Second Floor
   Jersey City, NJ 07311

   Charles A. Marino          Executive Vice President and Chief Actuary

   William J. McDermott	Executive Vice President

   Andrew J. McMahon	Executive Vice President

   Claude A. Methot	Executive Vice President and Chief Product
		Officer

   Kevin E. Murray            Executive Vice President and Chief Information
                              Officer

*  Scott D. Miller            Chief Executive Officer, SSA & Company
   315 East Hopkins Ave       (productivity and business transformation
   Aspen, CO 81611            training)


*  Joseph H. Moglia           Chairman of the Board, TD Ameritrade Holding
   4211 South 102nd Street	Corporation (online brokerage)
   Omaha, Nebraska  68127

   James A. Shepherdson, III  Executive Vice President

   Richard V. Silver          Executive Vice President and General Counsel;
                              Executive Vice President and General Counsel,
                              AXA Financial, Inc.

*  Lorie A. Slutsky	President, The New York Cummunity Trust
   909 Third Avenue	(community foundation)
   New York, NY 10022


*  Ezra Suleiman	Professor of Politics and IBM
   Corwin Hall		Professor of International Studies,
   Princeton, NJ 08544	Princeton University (education)

*  Peter J. Tobin             Former Special Assistant to the President,
   1 Briarwood Lane           St. John's University (education)
   Denville, NJ 07834


--------
*    Director
     (1)  Citizen of the Republic of France
     (2)  Citizen of the United Kingdom


                                       35